EXHIBIT 5.1

Axelrod & Smith
An Association of Professional Corporations
ATTORNEYS AT LAW
5300 Memorial Drive, Suite 1000
Houston, Texas 77007-8292

Robert D. Axelrod, P.C.	Telephone (713) 861-1996
Facsimile (713) 552-0202

August 24, 2020

John A. Brda, President
Torchlight Energy Resources, Inc.
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

RE:	TORCHLIGHT ENERGY RESOURCES, INC. FORM S-3 REGISTRATION STATEMENT

As counsel for Torchlight Energy Resources, Inc., a Nevada corporation (the “Company”), you have requested our firm to render this opinion in connection with the registration statement of the Company on Form S-3 (“Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission ( the “SEC”) relating to the resale of an aggregate of 1,630,434 shares of common stock, par value $0.001 per share (the “Common Stock”).

We are familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other agreements, documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained herein as we have felt necessary or appropriate in order to render the opinions hereinafter expressed. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

Based upon all of the foregoing, we are of the opinion that:

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

2.	The shares of Common Stock to be resold which are currently outstanding are duly authorized, validly issued, fully paid and non-assessable.

This opinion letter has been prepared and may be used by the Company as an exhibit in connection with the filing by the Company of the Form S-3 with the SEC. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form S-3 and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Axelrod & Smith